Exhibit 99.1

The CATO Corporation
NEWS RELEASE
FOR IMMEDIATE RELEASE
CEO Approval _______
For Further Information Contact:
     Stuart L. Uselton
     Vice President
     Treasurer
     704-940-7832
THE CATO CORPORATION ANNOUNCES RESIGNATION OF
CHIEF FINANCIAL OFFICER

Charlotte, NC (October 30, 2006) — The Cato Corporation (NYSE:CTR) announced today that Reynolds C. Faulkner, Executive Vice President and Chief Financial Officer, has resigned to pursue other interests. The Company has initiated a search for his replacement.
In the interim, Robert Sandler, Senior Vice President and Controller will serve in the role of Principal Financial Officer. Mr. Sandler will report directly to John Cato, Chairman, President, and Chief Executive Officer.

8100 Denmark Road
P.O. Box 34216
Charlotte, NC 28234
(704) 554-8510

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